CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Guardian Variable Products Trust of our reports dated February 22, 2018, relating to the financial statements and financial highlights for the funds constituting Guardian Variable Products Trust listed in Appendix A (the “Funds”), which appear in the Funds’ Annual Report on Form N-CSR for the year ended December 31, 2017. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

April 27, 2018

Appendix A

Guardian Large Cap Disciplined Growth VIP Fund
Guardian Large Cap Fundamental Growth VIP Fund
Guardian Integrated Research VIP Fund
Guardian Diversified Research VIP Fund
Guardian Large Cap Disciplined Value VIP Fund
Guardian Growth & Income VIP Fund
Guardian Mid Cap Relative Value VIP Fund
Guardian Mid Cap Traditional Growth VIP Fund
Guardian International Value VIP Fund
Guardian International Growth VIP Fund
Guardian Core Plus Fixed Income VIP Fund